EXHIBIT 99.4

                       SHAREHOLDERS' AGREEMENT

        This SHAREHOLDERS' AGREEMENT, dated as of January 22, 1999 (this "Shareholders' Agreement"), is made by and among Andrew L. Farkas, James A. Aston and Frank M. Garrison (collectively, the "Shareholders") and APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation ("AIMCO"). Each of the Shareholders is a shareholder of Insignia Properties Trust, a Maryland real estate investment trust ("IPT").

        WHEREAS, on October 1, 1998, AIMCO acquired a majority of the issued and outstanding shares of beneficial interest of, par value $0.01 per share, of IPT ("IPT Common Shares"), as a result of the consummation of the merger of Insignia Financial Group, a Delaware corporation ("IFG"), with and into AIMCO, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998, by and among IFG, AIMCO and the other parties named therein; and

        WHEREAS, AIMCO and IPT entered into an Agreement and Plan of Merger, dated as of October 1, 1998 (the "Original Merger Agreement"), pursuant to which IPT was to be merged with and into AIMCO; and

        WHEREAS, AIMCO, IPT and TPI Acquisition Trust, a Maryland real estate investment trust and a subsidiary of AIMCO ("Merger Sub"), entered into an Amended and Restated Agreement and Plan of Merger, dated as of December 7, 1998 (the "Amended Merger Agreement"), pursuant to which Merger Sub was to be merged with and into IPT; and

        WHEREAS, in connection with the Amended Merger Agreement, the undersigned entered into a Shareholders' Agreement, dated as of December 7, 1998 (the "Amended Shareholders' Agreement"); and

        WHEREAS, on the date hereof, IPT and AIMCO will enter into the Second Amended and Restated Agreement and Plan of Merger, dated as of January 22, 1999 (the "Merger Agreement"), which supercedes the Amended Merger Agreement and provides for the merger of IPT with and into AIMCO (the "Merger") on the terms and subject to the conditions set forth therein; and

        WHEREAS, AIMCO is entering into this Shareholders' Agreement in order to induce IPT to enter into the Merger Agreement; and

        WHEREAS, the undersigned now wish to amend and restate the Amended Shareholders' Agreement in its entirety, with the effect of superseding and extinguishing any obligations under the Amended Shareholders' Agreement.

    13.4 AIMCO hereby agrees that, following a termination of the Merger Agreement pursuant to Section 8.1(b), 8.1(c)(i) or 8.1(c)(iii), with respect to every matter that is submitted to a vote of IPT shareholders at an annual or special meeting of IPT shareholders, AIMCO will attend such meeting and vote, and will cause its affiliates (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) to attend such meeting and vote, all IPT Common Shares held by it or any of them as follows: For the first two annual meetings of IPT shareholders following such a termination, in favor of designees of the Continuing Trustees (as defined in the IPT Bylaws) so that such designees constitute a majority of the trustees on the Board of Trustees of IPT (the "Board"), and thereafter in favor of designees of the Continuing Trustees so that such designees constitute one less than a majority of the trustees on the Board; provided, however, that any nominee of the Continuing Trustees (other than a nominee of the Continuing Trustees immediately after the execution of the Merger Agreement) must be reasonably satisfactory to AIMCO.

    13.5 This Shareholders' Agreement shall remain in effect for as long as AIMCO and any of its affiliates own more than 10% of the IPT Common Shares entitled to vote and the Merger has not been consummated.

    13.6 If for whatever reason any provision of this Shareholders' Agreement is determined to be invalid or unenforceable, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose hereof. If paragraph 4 hereof is determined to be invalid or unenforceable, AIMCO agrees to provide to the trustees of IPT who are either trustees immediately prior to the execution and delivery of the Original Merger Agreement or whose election to the Board is designated by such trustees or their successors (i.e., trustees that are not AIMCO-nominated Trustees (as defined in the Merger Agreement)) its proxy to vote its IPT Common Shares. The proxy shall be in form and substance satisfactory to such trustees, shall have a term of not less than 10 years and shall, being coupled with an interest, state that it is irrevocable.

    13.7 AIMCO is entering into this Shareholders' Agreement for the benefit of the Shareholders, IPT and for the benefit of all shareholders of IPT other than AIMCO and its affiliates.

        (a) This Shareholders' Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to its conflicts of laws provisions.

        (b) This Shareholders' Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (c) This Shareholders' Agreement may not be amended or modified except in writing between the parties hereto.


        IN WITNESS WHEREOF, the parties have executed this Shareholders' Agreement as of the day and year first above written.


                                   APARTMENT INVESTMENT AND
                                   MANAGEMENT COMPANY


                                   By:  /s/ Patrick J. Foye
                                      --------------------------------
                                   Name:  Patrick J. Foye
                                   Title: Executive Vice President



                                   /s/ Andrew L. Farkas
                                   -----------------------------------
                                   Andrew L. Farkas


                                   /s/ James A. Ashton
                                   -----------------------------------
                                   James A. Aston


                                   /s/ Frank M. Garrison
                                   -----------------------------------
                                   Frank M. Garrison